Exhibit 1.1

UCOMMUNE INTERNATIONAL LTD

CLASS A ORDINARY SHARES, PAR VALUE US$0.0001 PER SHARE

WARRANTS TO PURCHASE CLASS A ORDINARY SHARES

UNDERWRITING AGREEMENT

[●], 2021

Maxim Group LLC
405 Lexington Avenue
New York, New York 10174

As Representative of the several Underwriters named in Schedule I attached hereto

Ladies and Gentlemen:

Ucommune International Ltd, an exempted company with limited liability incorporated in the Cayman Islands (the “Company”), proposes to sell to the underwriters named in Schedule I (the “Underwriters”) to this agreement (the “Agreement”) for which Maxim Group LLC is acting as representative (in such capacity, the “Representative”) an aggregate of (i) [●] Class A ordinary shares, par value $0.0001 per share (“Ordinary Shares”) of the Company (the “Firm Shares,”) and (ii) warrants to purchase an aggregate of [●] Ordinary Shares (the “Firm Warrants”). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an aggregate of (i) [●] additional Ordinary Shares (the “Option Shares” and collectively with the Firm Shares, the “Shares”) and/or (ii) warrants to purchase an aggregate of [●] additional Ordinary Shares (the “Option Warrants” and collectively with the Firm Warrants, the “Warrants”), each on the terms set forth in Section 2. Each Warrant entitles the holder to purchase one Ordinary Share (as more fully described in Section 2 hereof). The Shares, the Warrants and the [●] Ordinary Shares issuable upon exercise of the Warrants (the “Warrant Shares”) are hereinafter referred to collectively as the “Securities.” The offering and sale of the Securities contemplated by this Agreement is referred to herein as the “Offering”.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, including a prospectus, relating to the Shares, the Warrants and the Warrant Shares. The registration statement relating to the Shares, the Warrants and the Warrant Shares (Registration No. 333-252271), as amended, at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A and Rule 430C under the U.S. Securities Act of 1933, as amended (the “Securities Act”), that in any case has not then been superseded or modified, is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the “Preliminary Prospectus.” Any reference to the “most recent Preliminary Prospectus” is here after referred to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. The final prospectus relating to the Securities, as filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereafter referred to as the “Prospectus”. If the Company has filed abbreviated registration statements to register additional Shares, Warrants and/or Warrant Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the terms “Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Ordinary Shares (Registration No. 001-39738).

For purposes of this Agreement:

“Applicable Time” means [—] [A.M.][P.M.] (New York City time) on [date].

“Effective Date” means the date [and time] at which the Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission.

“free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act).

“Pricing Disclosure Package” means the preliminary prospectus together with the documents and pricing information set forth in Schedule IV hereto and all the Issuer Free Writing Prospectuses (if any).

(b) The Registration Statement and any amendment thereto has become effective under the Securities Act.. The Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act. No stop order suspending the effectiveness of the Registration Statement, the Form 8-A Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Pricing Disclosure Package, the Prospectus or any free writing prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.

(c) As of the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Pricing Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative, except as set forth on Schedule V hereto.

(j) Reserved

(k) The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in the Pricing Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The currently effective amended and restated memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representative; except as set forth in the exhibits to the Registration Statement, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Delivery Date. A “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business, properties or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, or on the ability of the Company and its Subsidiaries and Affiliated Entities to carry out their obligations under this Agreement.

(l) Each of the Company’s direct and indirect significant subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule VI-A hereto, and each of the entities through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements (each an “Affiliated Entity” and collectively, the “Affiliated Entities”) has been identified on Schedule VI-B hereto. Each of the Subsidiaries and Affiliated Entities has been duly incorporated, is validly existing as a corporation with limited liability, and in good standing under the laws of the jurisdiction of its incorporation, has full corporate or other requisite power and authority to own its property and to conduct its business as described in the most recent Preliminary Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except as described in the most recent Preliminary Prospectus and the Prospectus or for such qualification that would not have a Material Adverse Effect; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are duly paid in accordance with its articles of association and non-assessable, and, except for the statutory veto right and/or right of first refusal that the other shareholder(s) (if any) of such Subsidiary may have in respect of any transfer or other disposal of equity interests by any shareholder of such Subsidiary as provided under the applicable laws, free and clear of all liens, encumbrances, equities or claims; all of the equity interests in each Affiliated Entity have been duly and validly authorized and issued, are duly paid in accordance with its articles of association and non-assessable and are owned as described in the most recent Preliminary Prospectus and the Prospectus, and, except for the pledges and options on those as expressly provided in VIE Agreements (as defined below) and as described in the most recent Preliminary Prospectus and the Prospectus and except for the statutory veto right and/or right of first refusal that the other shareholder(s) (if any) of such Affiliated Entity may have in respect of any transfer or other disposal of equity interests by any shareholder of such Affiliated Entity as provided under the applicable laws, free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect.

(m) The description of the corporate structure of the Company and each of the contracts among the Subsidiaries, the shareholders of the Affiliated Entities and the Affiliated Entities, as the case may be (each a “VIE Agreement” and collectively the “VIE Agreements”), as set forth in the most recent Preliminary Prospectus and the Prospectus is true and accurate in all material respects and no material fact has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the most recent Preliminary Prospectus and the Prospectus.

(i) Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, other than those as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as described in the most recent Preliminary Prospectus and the Prospectus, the corporate structure of the Company complies with all applicable laws and regulations of the PRC, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the VIE Agreements, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(ii) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or, result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Affiliated Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Subsidiaries and Affiliated Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of the Subsidiaries and Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Affiliated Entities is subject, except, in the case of (C), where such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

(iii) The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through its rights to authorize the shareholders, as the case may be, of the Affiliated Entities to exercise their voting rights.

(n) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the Representative, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.. The description of this Agreement contained in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus is true and accurate in all material respects. The Company has entered into a Warrant Agent Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company as warrant agent, with respect to the Warrants substantially in the form filed as an exhibit to the Registration Statement. Each of the Warrants and the Warrant Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing. The description of the Warrants and the Warrant Agreement contained in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus is true and accurate in all material respects.

(o) Reserved

(p) Reserved

(q) The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(r) The Ordinary Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the most recent Preliminary Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Delivery Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the most recent Preliminary Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as described in the most recent Preliminary Prospectus and the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries and Affiliated Entities, or obligations of any of the Company’s Subsidiaries and Affiliated Entities to issue any share capital or direct interest in any of the Company’s Subsidiaries and Affiliated Entities.

(s) The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. The Shares, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the most recent Preliminary Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands, the PRC, Hong Kong or the United States.

(t) The Warrant Shares have been duly authorized and reserved for issuance, conform to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have been validly reserved for issuance and will, upon exercise of the Warrants and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or be subject to preemptive or similar rights to subscribe for or purchase securities of the Company and the holders thereof will not be subject to personal liability by reason of being such holders. When issued, the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(u) Except as described in the most recent Preliminary Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries and Affiliated Entities is (i) in breach or violation of any provision of applicable law or (ii) is in breach or violation of its respective constitutive documents, or (iii) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company or any of the Subsidiaries and Affiliated Entities, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities, except in the case of (i) and (iii) above, where such breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) The issue and sale of the Shares, the execution, delivery and performance of this Agreement, the Warrants and the Warrant Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries and Affiliated Entities, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries and Affiliated Entities is a party or by which the Company or any of its Subsidiaries and Affiliated Entities is bound or to which any of the property or assets of the Company or any of its Subsidiaries and Affiliated Entities is subject; (ii) result in any violation of the provisions of the constitutive documents of the Company or any of its Subsidiaries and Affiliated Entities; or (iii) result in any violation of any statute or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries, except in the case of (i) and (iii) above, where such conflict, breach or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries and Affiliated Entities or any of their properties or assets is required for the issue and sale of the Shares, the execution, delivery and performance of this Agreement, the Warrants and the Warrant Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except such as have been obtained, or made on or prior to the Delivery Date, and are, or on the Delivery Date will be, in full force and effective, including (i) such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the Shares”, (ii) under the rules and regulations of FINRA, or (iii) otherwise described in the most recent Preliminary Prospectus and the Prospectus.

(x) The financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, together with the related notes and schedules thereto, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the consolidated financial position of the Company and the Subsidiaries and Affiliated Entities as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved in all material respects; the other financial data contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(y) Each of Marcum Bernstein & Pinchuk LLP (“Marcum BP”), and Marcum LLP (“Marcum”) who has certified certain financial statements of the Company and the Subsidiaries and Affiliated Entities, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letters referred to in Section 7(h) hereof, are independent public accountants as required by the Securities Act and the rules of the Public Company Accounting Oversight Board.

(z) Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, the Company and each of its Subsidiaries and Affiliated Entities maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, the Company and each of its Subsidiaries and Affiliated Entities maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) information relating to the Company, its Subsidiaries and Affiliated Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities. Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) (i) Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, the Company and each of its Subsidiaries and Affiliated Entities maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information is accumulated and communicated to management of the Company and its Subsidiaries and Affiliated Entities, including their respective principal executive officers and principal financial officers, as appropriate and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(bb) Since the date of the most recent balance sheet of the Company and its Subsidiaries and Affiliated Entities reviewed or audited by Marcum BP or Marcum, as the case may be, and the Audit Committee, except as disclosed in the most recent Preliminary Prospectus and the Prospectus, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its Subsidiaries and Affiliated Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries and Affiliated Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(cc) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies, Judgments and Estimates” set forth in the most recent Preliminary Prospectus and the Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(dd) Since the date of the latest audited financial statements included in the most recent Preliminary Prospectus and the Prospectus, except as disclosed in the most recent Preliminary Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries and Affiliated Entities has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock or long-term borrowings of the Company or any of its Subsidiaries and Affiliated Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries and Affiliated Entities taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) (i) Each of the Company and its Subsidiaries and Affiliated Entities has good and marketable title to all real and personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not interfere with the use made of such property by the Company and its Subsidiaries and Affiliated Entities; and (ii) all assets held under lease by the Company and its Subsidiaries and Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made of such property by the Company and its Subsidiaries and Affiliated Entities.

(ff) (i) The Company and each of its Subsidiaries and Affiliated Entities have such permits, licenses, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus and the Prospectus, except as disclosed in the most recent Preliminary Prospectus and the Prospectus and except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) each of the Company and its Subsidiaries and Affiliated Entities is in compliance with the terms and conditions of all such Permits in all material respects except as disclosed in the most recent Preliminary Prospectus and the Prospectus; (iii) such Permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the most recent Preliminary Prospectus or the Prospectus; (iv) neither the Company nor any of its Subsidiaries and Affiliated Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course; and (vi) except as disclosed in the most recent Preliminary Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries or Affiliated Entities has any reason to believe that any such Permits will not be renewed in the ordinary course, except for such failure to renew that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) The Company and each of its Subsidiaries and Affiliated Entities owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the respective businesses of the Company and its Subsidiaries and Affiliated Entities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries or Affiliated Entities necessary for the conduct of any of their respective businesses business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Except as disclosed in the Registration Statement,, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries or Affiliated Entities has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company or any of its Subsidiaries or Affiliated Entities; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its Subsidiaries or Affiliated Entities in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section, reasonably be expected to result in a Material Adverse Effect; (C) the Intellectual Property Rights owned by the Company or any of its Subsidiaries or Affiliated Entities and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company or any of its Subsidiaries or Affiliated Entities have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section, reasonably be expected to result in a Material Adverse Effect; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries or Affiliated Entities infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section, reasonably be expected to result in a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries or Affiliated Entities is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or Affiliated Entities, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s knowledge, all material technical information developed by and belonging to the Company or any of its Subsidiaries or Affiliated Entities which has not been patented has been kept confidential. Neither the Company nor any of its Subsidiaries or Affiliated Entities is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company or any of its Subsidiaries or Affiliated Entities has been obtained or is being used by the Company or any of its Subsidiaries or Affiliated Entities in violation of any contractual obligation binding on the Company, any of its Subsidiaries or Affiliated Entities or, to the Company’s knowledge, any of the respective officers, directors or employees of the Company or any of its Subsidiaries or Affiliated Entities, or otherwise in violation of the rights of any persons.

(hh) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries and Affiliated Entities is a party or of which any property or assets of the Company or any of its Subsidiaries and Affiliated Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(ii) There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.

(jj) The statements made in the most recent Preliminary Prospectus and the Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Taxation” and “Underwriting,”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(kk) Each of the Company and its Subsidiaries and Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts which are reasonably adequate and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries and Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries and Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ll) Except as described in the most recent Preliminary Prospectus and the Prospectus, no material relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers and shareholders of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus and the Prospectus which is not so described.

(mm) Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, the Warrant Agreement and the Warrants. To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member participating in the Offering within the 180 day period prior to the date on which the Registration Statement was filed with the Commission (the “Filing Date”) or thereafter. To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member participating in the Offering. The Company will advise the Underwriters and their respective counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(nn) (i) There are no proceedings that are pending, or known to be contemplated, against the Company or any of its Subsidiaries and Affiliated Entities under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries and Affiliated Entities are aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (iii) neither the Company nor any of its Subsidiaries and Affiliated Entities anticipate material capital expenditures relating to Environmental Laws.

(oo) (i) The Company and each of its Subsidiaries and the Affiliated Entities have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, except where the failure to file such tax return or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries and the Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and the Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect. (ii) The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined. (iii) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Affiliated Entities as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus are valid, binding and enforceable and do not violate any applicable laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(pp) No transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding or other similar taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment, issuance, sale and delivery of the Shares by the Company to or for the account of the Underwriters, (ii) the purchase from the Company of the Shares and the initial sale and delivery of the Shares to purchasers thereof by the Underwriters in the manner contemplated herein, or (iii) the execution, delivery or performance of this Agreement, the Warrant Agreement or the Warrants: except that Cayman Islands and PRC stamp duty may be payable in the event that this Agreement, the Warrants or the Warrant Agreement is executed in or brought within the jurisdiction of the Cayman Islands and the PRC, as applicable.

(qq) The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(rr) Except as described in the most recent Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. Each officer, director and shareholder of the Company whose names are listed in Schedule III has furnished to the Representative on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”).

(ss) Neither the Company nor any of its Subsidiaries and Affiliated Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(tt) The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(uu) The Company and its affiliates have not taken, directly or indirectly, any action designed to constitute, or that has constituted, or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(vv) The Company’s Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “UK” and the Company has taken no action designed to, or likely to have the effect of, delisting the Ordinary Shares from Nasdaq, nor has the Company received any notification that Nasdaq is contemplating terminating such listing. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is in compliance with the requirements of Nasdaq for continued listing of the Ordinary Shares. The Company will comply with all requirements of Nasdaq with respect to the transactions contemplated by this Agreement including the issuance of the Shares.

(ww) No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries and Affiliated Entities exists, or, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries and Affiliated Entities. The Company and its Subsidiaries and Affiliated Entities are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or, to the Company’s knowledge, is imminent.

(xx) Neither the Company nor any of its Subsidiaries and Affiliated Entities or their respective affiliates, nor any director, officer or employee thereof nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries and Affiliated Entities or their respective affiliates, has on behalf of the Company or any of its Subsidiaries and Affiliated Entities offered, made, or caused to make, directly or indirectly: (i) any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) any bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) any other improper payment to any other person or entity to obtain or keep business or to secure some other business advantage that has violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any other applicable anti-bribery statute or regulation (collectively, the “Anti-Corruption Laws”). The Company and its Subsidiaries and Affiliated Entities and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the Anti-Corruption Laws, and have instituted and maintained and enforced, and will continue to maintain and enforce policies and procedures with associated internal controls designed to ensure, and which are reasonably expected to ensure, that violations of anti-corruption laws can be prevented, detected, and deterred. No investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries and Affiliated Entities with respect to the Anti-Corruption Laws is pending or, to the knowledge of the Company, threatened.

(yy) The operations of the Company and its Subsidiaries and Affiliated Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries and Affiliated Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(zz) Neither the Company nor any of its Subsidiaries and Affiliated Entities nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries and Affiliated Entities is: (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea); and the Company will not directly or knowingly indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of comprehensive Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its Subsidiaries and Affiliated Entities have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of comprehensive Sanctions.

(aaa) The Company has not distributed and, prior to the later of the occurrence of any delivery date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representative has consented, as set forth on Schedule V hereto.

(bbb) Except as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, (i) none of the Company nor any of its Subsidiaries and Affiliated Entities is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entity or (C) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries and Affiliated Entities (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person.

(ccc) Except as described in the most recent Preliminary Prospectus and the Prospectus, each of the Company and its Subsidiaries and Affiliated Entities has complied, and has taken all reasonable steps to ensure compliance by each of its shareholders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (“SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(ddd) The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as described in the most recent Preliminary Prospectus and Prospectus, the issuance and sale of the Securities, the listing and trading of the Shares on the NASDAQ and the consummation of the transactions contemplated by this Agreement, the Warrants and the Warrant Agreement (i) are not and will not be, as of the date hereof or at the Delivery Date or an Option Delivery Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(eee) None of the Company, the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC, the State of New York or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Warrants or the Warrant Agreement; and, to the extent that the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 hereof.

(fff) The choice of the laws of the State of New York as the governing law of this Agreement, the Warrants and the Warrant Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 19 hereof, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 19 hereof, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Warrants, the Warrant Agreement, any preliminary prospectus, the most recent Preliminary Prospectus, the Prospectus, the Registration Statement or the offering of the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 19 hereof.

(ggg) Except as disclosed in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement, the Warrants and the Warrant Agreement would be recognized and enforced by (A) Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) such judgments must be final and conclusive and for a liquidated sum, (ii) such judgments must not be in respect of taxes or fine or penalty; (iii) such judgments or the enforcement thereof are not contrary to natural justice or public policy of the Cayman Islands, (iv) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (v) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; and (B) PRC courts, subject to compliance with relevant requirements under the PRC civil law and rules of civil procedures. It is not necessary that this Agreement, the Warrants, the Warrants Agreement, the most recent Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

(hhh) Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase of the Shares and the Warrants by the Underwriters On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell an aggregate of (i) [●] Firm Shares to the several Underwriters at a purchase price (net of discounts and commissions) per Firm Share of $[●] which represents a 7% discount to the public offering price per Firm Share and (ii) [●] Firm Warrants to the several Underwriters at a purchase price (net of discounts and commissions) per Firm Warrant of $[●] which represents a 7% discount to the public offering price per Firm Warrants and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares and Firm Warrants set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares and Firm Warrants shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine. For the avoidance of doubt, each underwriter shall be liable only with respect to the securities that they agree to purchase as set forth in Schedule I hereto.

In addition, the Company grants to the Underwriters an option to purchase up to (i) [●] additional Option Shares at a purchase price (net of discounts and commissions) per Option Share of $[●], which represents a 7% discount to the public offering price per Option Share and/or (ii) [●] additional Option Warrants at a purchase price (net of discounts and commissions) per Option Warrant of $[●], which represents a 7% discount to the public offering price per Option Warrant, in each case, to cover over-allotments. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares and/or Option Warrants (subject to such adjustments to eliminate fractional securities as the Representative may determine) that bears the same proportion to the total number of Option Shares and/or Option Warrants to be sold on such Delivery Date as the number of Firm Shares and/or Firm Warrants set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares and/or Firm Warrants. For the avoidance of doubt, all Option Warrants purchased by the Representative in the over-allotment will be used by the Representative for the benefit of investors in the Offering and not for the account of the Representative.

The Company is not obligated to deliver any of the Firm Shares or Firm Warrants or the Option Shares or Option Warrants to be delivered on the applicable Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.

3. Offering of Securities by the Underwriters. Upon authorization by the Representative of the release of the Shares and the Warrants, the several Underwriters propose to offer the Shares and the Warrants for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Securities. Delivery of and payment for the Firm Shares and the Firm Warrants shall be made at [10:00] A.M., New York City time, on [Date] or at such other date or place as shall be determined by agreement between the Representative and the Company, not later than [Date]. This date and time are hereinafter referred to as the “Initial Delivery Date”. Delivery of the Firm Shares and the Firm Warrants shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Shares and Firm Warrants being sold by the Company, by wire transfer in immediately available funds, to the accounts specified by the Company. The Company shall deliver the Firm Shares and the Firm Warrants through the facilities of DTC unless the Representative shall otherwise instruct.

The option granted in Section 2 will expire 45 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Shares and/or Option Warrants as to which the option is being exercised, the names in which the Option Shares and/or Option Warrants are to be registered, the denominations in which the Option Shares and/or Option Warrants are to be issued and the date and time, as determined by the Representative, when Option Shares and/or Option Warrants are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Shares and/or Option Warrants are delivered is sometimes referred to as an “Option Delivery Date”, and the Initial Delivery Date and any Option Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Shares and/or Option Warrants by the Company and payment for the Option Shares and/or Option Warrants by the several Underwriters through the Representative shall be made at [10:00] A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company. On each Option Delivery Date, the Company shall deliver, or cause to be delivered, the Option Shares and/or the Option Warrants, to the Representative for the account of each Underwriter, against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Shares and/or Option Warrants being sold by the Company, by wire transfer in immediately available funds, to the accounts specified by the Company. The Company shall deliver the Option Shares and/or Option Warrants through the facilities of DTC unless the Representative shall otherwise instruct.

5. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) To furnish promptly to the Representative and to counsel for the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly, without charge, to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and to file such document and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and consult in good faith with the Representative to the filing.

(vi) Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and to file such document and, upon their request, to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) To make generally available to the Company’s security holders and to the Representative as soon as practicable but no later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including but not limited to Rule 158 under the Securities Act). For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 120th day after the end of such fourth fiscal quarter.

(ix) During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the three-year period after the date of this Agreement, to furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(x) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request.

(xi) To advise the Representative promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the Form 8-A Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the Form 8-A Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(xii) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) issue (in the case of the Company), offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (other than the Shares, the Warrant Shares and shares issued or issuable pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, convertible notes, warrants or rights not issued under one of those plans as described in the Prospectus), or sell or grant options, rights or warrants with respect to any Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares (other than the grant of options pursuant to option plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or any securities convertible, exercisable or exchangeable into Ordinary Shares or any other securities of the Company (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative, on behalf of the Underwriters, except the filing of any registration statement in connection with (i) the resale of shares sold to investors in the PIPE investment, as defined in the Prospectus, or (ii) the sale of shares issuable upon exercise of the Prior Warrants, as defined in the Prospectus, and to cause such persons set forth on Schedule III hereto to furnish to the Representative, prior to the Initial Delivery Date, Lock-Up Agreements.

(xiii) Reserved.

(xiv) To apply the net proceeds from the sale of the Securities being sold by the Company substantially in the manner as set forth in the Prospectus under the caption “Use of Proceeds,” and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner (i) as would require the Company or any of the Subsidiaries and Affiliated Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(xv) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(xvi) Reserved

(xvii) (i) Not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable commercial efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable commercial efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xviii) To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable commercial efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(xix) To use reasonable commercial effort to rectify or cure any non-compliance and maintain compliance with PRC laws and regulations applicable to the Company’s operations.

(xx) Prior to the Delivery Date, to have purchased insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the rules and regulations thereof.

(xxi) The Company and its affiliates will not take, and cause each of its Subsidiaries and Affiliated Entities not to take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(xxii) The Company will, without duplication, indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction, issue, capital, registration, transfer, withholding, or other similar tax (other than, for the avoidance of doubt, taxes imposed on the net income of the Underwriters), including any interest and penalties, on the creation, issue and sale of the Securities and on the execution and delivery of this Agreement. All payments to be made by the Company to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay to the Underwriters such additional amounts as may be necessary (after taking into account any taxes payable as a result) in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid (A) in respect of any income, capital gains or franchise taxes that would not have been imposed but for a present or former connection between an Underwriter and the jurisdiction imposing such taxes, duties or charges (other than a connection that would not have arisen but for the transactions contemplated by this Agreement) or (B) the failure of an Underwriter to provide, upon reasonable request, any certification, identification or other documentation concerning such Underwriter’s nationality, residence, identity or connection with the jurisdiction imposing such taxes, duties or charges that would be necessary in order to reduce or eliminate such taxes, duties or charges, to the extent that such Underwriter is legally entitled to do so.

(xxiii) The Company hereby grants the Representative the right of first refusal for a period of twelve (12) months after the closing of this Offering to act as bookrunner and manager and/or placement agent, as the case may be, with at least 60% of the economics for public equity, convertible or debt offerings undertaken by the Company or any successor or subsidiary of the Company that occur during such twelve-month period after the closing of the Offering; provided, however, that in the event that the Company retains a bulge bracket firm as lead bookrunner, manager and/or placement agent then the economics shall be as mutually agreed by the Company and the Representative, but shall in no event be less than 35%. The Company shall provide notice to the Representative of any such proposed offering.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

(c) Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all reasonable and documented costs and expenses incident to the performance of its obligations hereunder including the following:

(i) all filing fees and communication expenses related to the registration of the Securities to be sold in the Offering including all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(ii) all fees and expenses in connection with filings with FINRA;

(iii) all fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and the Offering;

(iv) all fees and expenses in connection with listing the Shares on the Nasdaq Capital Market;

(v) the costs of all mailing and printing of the underwriting documents (including this Agreement, any blue sky surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney);

(vi) all reasonable travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities;

(vii) any stock transfer taxes payable upon the transfer of securities by the Company to the Underwriters and any other taxes incurred by the Company in connection with this Agreement or the Offering;

(viii) the costs associated with book building, prospectus tracking and compliance software and the cost of preparing certificates representing the Securities;

(ix) the cost and charges of any transfer agent or registrar for the Securities;

(x) any reasonable cost and expenses in conducting background checks of the Company’s officers and directors by a background search firm acceptable to the Representative;

(xi) certain legal fees, costs and expenses incurred by the Representative;

(xii) the cost of preparing, printing and delivering certificates representing each of the Securities; and

(xiii) all other costs, fees and expenses incident to the performance of the Company obligations hereunder which are not otherwise specifically provided for in this Section 5;

provided that in any event the maximum amount of the Representative’s total expenses payable by the Company in connection with the Offering, including the Representative’s legal fees and expenses, shall not exceed $90,000 of out-of-pocket accountable expenses in the event of the closing of the Offering, and shall not exceed $45,000 of out-of-pocket accountable expenses in the event that there is no closing of the Offering.

6. Reserved

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof in all material respects; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and, to the Company’s knowledge, no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) The Representative shall have received on the Delivery Date or an Option Delivery Date, as the case may be, an opinion and negative assurance letter of Latham & Watkins LLP counsel for the Company, dated the Delivery Date or Option Delivery Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(d) The Representative shall have received on the Delivery Date or an Option Delivery Date, as the case may be, an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Delivery Date or Option Delivery Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(e) The Company shall have received on the Delivery Date or an Option Delivery Date, as the case may be, an opinion of Jingtian & Gongcheng, PRC counsel for the Company, dated the Delivery Date or Option Delivery Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters. A consent letter relating to such opinion shall have been provided to the Representative.

(f) [Reserved].

(g) At the time of execution of this Agreement, the Representative shall have received from each of Marcum BP and Marcum a letter, in form and substance reasonably satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letters of Marcum BP and Marcum referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter; provided that the letter delivered on the Delivery Date shall use a “cut-off date” not earlier than the date hereof.

(i) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representative may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(j) Subsequent to the execution and delivery of this Agreement and prior to the Delivery Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Pricing Disclosure Package as of the date of this Agreement that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package.

(k) On or before the date of this Agreement, the Representative shall have received Lock-up Agreements from each of the persons whose names are listed in Schedule III.

(l) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(m) On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (C) any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

 (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 9(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges and agrees that the only such information furnished by any Underwriter consists of the statements set forth in the “Underwriting” section of the Registration Statement, the Pricing Disclosure Package and the Prospectus only insofar as such statements relate to the names and corresponding share amounts set forth in the table of Underwriters, the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters and the paragraph relating to stabilization by the Underwriters.

9. Defaulting Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on any Delivery Date and the aggregate number of shares of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on such Delivery Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Delivery Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Delivery Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on such Delivery Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or Company, except as provided in Section 16 (provided that if such default occurs with respect to Option Securities after the Initial Delivery Date, this Agreement will not terminate as to the Firm Shares and Firm Warrants or any Option Shares or Option Warrants purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (A) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, (B) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (C) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, Hong Kong or the PRC shall have occurred, (D) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Cayman Islands, Hong Kong or the PRC authorities or (E) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the reasonable judgement of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (E), makes it, in the reasonable judgement of the Representatives, impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

11. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Shares and/or Warrants for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Shares and/or Warrants for any reason permitted under this Agreement or (c) this Agreement is terminated for any reason permitted herein, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in accordance with Section 5(c) herein in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representative.

12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to the Representative at Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174., Attention: Legal Department (Fax: +1 212 895 3555); and

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Xuefei Xiao.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and the controlling Persons, directors, officers, employees and agents referred to herein, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 12 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 12 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19. Submission to Jurisdiction, Etc. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company irrevocably appoints Cogency Global lnc, as its authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

20. Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

UCOMMUNE INTERNATIONAL LTD.

By:
Name:
Title:

Accepted:

Maxim Group LLC
For itself and as Representative
of the several Underwriters named
in Schedule I hereto

MAXIM GROUP LLC

By:
Name:	Clifford A. Teller
Title:	Executive Managing Director
Head of Investment Banking

SCHEDULE I

Underwriter	Number of Firm Shares	Number of Firm Warrants	Maximum Number of Option Shares	Maximum Number of Option Warrants
Maxim Group LLC	[●]	[●]	[●]	[●]
Total	[●]	[●]	[●]	[●]

SCHEDULE II

[RESERVED]

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

All directors and executive officers of the Company:

●	Cheong Kwok Mun

●	Zhuangkun He

●	Daqing Mao

●	Zhimo Zhao

●	Guohang Wang

●	Xin Guan

●	Binchao Xu

●	Zhenfei Wu

●	Jianghai Shen

SCHEDULE IV

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES

None

SCHEDULE VI-A

SUBSIDIARIES OF THE COMPANY

SCHEDULE VI-B

AFFILIATED ENTITIES OF THE COMPANY

EXHIBIT A

LOCK-UP AGREEMENT